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                                                                   Exhibit 4.4
                          AGREEMENT AND PLAN OF MERGER
                          OF CALPINE CORPORATION, INC.,
                             A DELAWARE CORPORATION
                                       AND
                              CALPINE CORPORATION,
                            A CALIFORNIA CORPORATION


            THIS AGREEMENT AND PLAN OF MERGER dated as of this ____ day of _________, 1996 (the "Agreement"), is between Calpine Corporation, a Delaware corporation ("Calpine Delaware") (formerly "Electrowatt Services Inc."), and Calpine Corporation, a California corporation ("Calpine California"). Calpine Delaware and Calpine California are sometimes referred to herein as the "Constituent Corporations."

                                 R E C I T A L S

            A. Calpine Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has a total authorized capital stock of 1,500 shares of Common Stock, par value $1.00 per share. As of the date hereof, and before giving effect to the transactions contemplated hereby, 1,035 shares of Common Stock of Calpine Delaware were issued and outstanding, all of which were held by Electrowatt Ltd. ("Electrowatt"). No other securities of Calpine Delaware are outstanding as of the date hereof.

            B. Calpine California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital stock of 11,500,000 shares. The number of shares of Preferred Stock authorized to be issued is 5,000,000, par value $.01 per share, of which 5,000,000 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"). The number of shares of Common Stock, par value $.01 per share, authorized to be issued is 6,500,000,000 shares, of which 3,500,000 shares have been designated Class A Common Stock and 3,000,000 shares have been designated Class B Common Stock. As of the date hereof, and before giving effect to the transactions contemplated hereby, 5,000,000 shares of Series A Preferred Stock were issued and outstanding, all of which were held by Calpine Delaware, no shares of Class A Common Stock were issued and outstanding, and 2,000,000 shares of Class B Common Stock were issued and outstanding, all of which were held by Calpine Delaware. In addition, as of the date hereof, there are stock options outstanding entitling the holders thereof to purchase an aggregate of 500,000 shares of Class A Common Stock upon the terms and conditions thereof.

            C. The Board of Directors of Calpine California has determined that, for the purpose of effecting the reincorporation of Calpine California in the State of Delaware, it is advisable and in the best interests of Calpine California that Calpine California merge with and into Calpine Delaware upon the terms and conditions herein provided.
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            D. The respective Boards of Directors and shareholders of Calpine
Delaware and Calpine California have approved this Agreement.

            NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Calpine Delaware and Calpine California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    I. MERGER

            1.1 Merger. In accordance with the provisions of this Agreement, the General Corporation Law of the State of Delaware and the General Corporation Law of the State of California, Calpine California shall be merged with and into Calpine Delaware (the "Merger"), the separate existence of Calpine California shall cease and Calpine Delaware shall be the surviving corporation in the Merger. Calpine Delaware is herein sometimes referred to as the "Surviving Corporation." The name of the Surviving Corporation shall be "Calpine Corporation".

            1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

                  (a) This Agreement and the Merger shall have been adopted and approved by the sole shareholder of Calpine California and the sole stockholder of Calpine Delaware in accordance with the requirements of the General Corporation Law of the State of California and the General Corporation Law of the State of Delaware, respectively;

                  (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

                  (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the General Corporation Law of the State of Delaware shall have been filed with the Secretary of State of the State of Delaware; and

                  (d) An executed counterpart of the Certificate of Merger, an executed counterpart of this Agreement or any other document filed with the Secretary of State of the State of Delaware pursuant to section (c) above, shall have been filed with the Secretary of State of the State of California.

            The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

            1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Calpine California shall cease and Calpine Delaware, as the Surviving Corporation,


                                       2.
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(i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by Calpine Delaware's and Calpine California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Calpine California in the manner more fully set forth in Section 259 of the General Corporation Law of the State of Delaware, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Calpine Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Calpine California in the same manner as if Calpine Delaware had itself incurred them, all as more fully provided under the applicable provisions of the General Corporation Law of the State of Delaware and the General Corporation Law of the State of California.

                  II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

            2.1 Certificate of Incorporation. The Amended and Restated Certificate of Incorporation of Calpine Delaware shall be as set forth as Exhibit A to this Agreement as of the Effective Date of the Merger, and shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law. Such Amended and Restated Certificate of Incorporation shall be filed with the Secretary of State of the State of Delaware in accordance with applicable law as a part of the Merger.

            2.2 Bylaws. The Bylaws of Calpine Delaware shall be as set forth as Exhibit B to this Agreement as of the Effective Date of the Merger, and shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

            2.3 Directors and Officers. The directors and officers of Calpine California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                       III. MANNER OF CONVERSION OF STOCK

            3.1 Calpine California Common Shares. Upon the Effective Date of the Merger, each one share of Calpine California Class B Common Stock, par value $.01 per share, issued and outstanding immediately prior thereto, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, shall be converted into and exchanged for
5.1938465 fully paid and nonassessable shares of Common Stock, $.001 par value, of the Surviving Corporation. No fractional shares of the Surviving Corporation Common Stock shall be issued in exchange for Calpine California Class B Common Stock.


                                       3.
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            3.2 Calpine California Preferred Shares. Upon the Effective Date of
the Merger, each one share of Calpine California Series A Preferred Stock, par value $.01 per share, issued and outstanding immediately prior thereto, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, shall be converted into and exchanged for 4.358974 fully paid and nonassessable shares of Common Stock, $.001 par value, of the Surviving Corporation. No fractional shares of the Surviving Corporation Common Stock shall be issued in exchange for shares of Calpine California Series A Preferred Stock.

            3.3   Calpine California 1992 Stock Option Program.

            (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of Calpine California under its 1992 Stock Option Program, its 1996 Stock Incentive Plan, its 1996 Employee Stock Purchase Plan and those non-statutory stock options granted pursuant to certain written compensation agreements (collectively, the "Plans"). Each outstanding and unexercised option to purchase Calpine California Common Stock (an "Option") under the Plans shall become, on the basis of 5.1938465 shares of the Surviving Corporation's Common Stock for each one share of Calpine California Common Stock issuable pursuant to any such option, an option to purchase the Surviving Corporation's Common Stock on the same terms and conditions and at an exercise price reflecting the 5.1938465-for-one conversion ratio described above.

            (b) 5.1938465 shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options for each one share of Calpine California Common Stock so reserved immediately prior to the Effective Date of the Merger. Accordingly, no "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

            3.4 Calpine Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, par value $1.00 per share, of Calpine Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Calpine Delaware, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

            3.5 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Calpine California Common Stock or Preferred Stock may be asked to surrender the same for cancellation to Calpine Delaware, and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Calpine California Common Stock or Preferred Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of Calpine California Common Stock or Preferred Stock, as the case may be, were converted in the Merger.


                                       4.
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            The registered owner on the books and records of the Surviving
Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

            Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Calpine California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

            If any certificate for shares of Calpine Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to Calpine Delaware any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Calpine Delaware that such tax has been paid or is not payable.

                                   IV. GENERAL

            4.1 Covenants of Calpine Delaware. Calpine Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

            (a) File any and all documents with the California Franchise Tax Board necessary for the assumption by Calpine Delaware of all of the franchise tax liabilities of Calpine California.

            (b) Take such other actions as may be required by the General Corporation Law of the State of California.

            4.2 Further Assurances. From time to time, as and when required by Calpine Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Calpine California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Calpine Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Calpine California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Calpine Delaware are fully authorized in the name and on behalf of Calpine California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.


                                       5.
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            4.3 Abandonment. At any time before the Effective Date of the
Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Calpine California or of Calpine Delaware, or of both, notwithstanding the approval of this Agreement by the shareholder of Calpine California.

            4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholder or shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

            4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

            4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 50 West San Fernando Street, San Jose, California 95113, and copies thereof will be furnished to any stockholder or shareholder of either Constituent Corporation, upon request and without cost.

            4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the General Corporation Law of the State of California.

            4.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


                                       6.
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            IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Calpine Corporation, a Delaware corporation, and Calpine Corporation, a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                       CALPINE CORPORATION,
                                       a California corporation

                                       By:______________________________________
                                          Peter Cartwright
                                          President and Chief Executive Officer

ATTEST:

_______________________________________
Ann B. Curtis
Senior Vice President
and Secretary


                                       CALPINE CORPORATION,
                                       a Delaware corporation
                                       (formerly Electrowatt Services Inc.)

                                       By:______________________________________
                                          Peter Cartwright
                                          President and Chief Executive Officer

ATTEST:

_______________________________________
Ann B. Curtis
Senior Vice President
and Secretary


                                       7.
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                                    EXHIBIT A

                              Amended and Restated
                          Certificate of Incorporation
                                       of
                                Calpine Delaware

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                                    EXHIBIT B

                              Amended and Restated
                                     Bylaws
                                       of
                                Calpine Delaware